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                                                       Exhibit 23.2

The Board of Directors
Penn Mar Bancshares, Inc.
(A Development Stage Company)

We hereby consent to the incorporation by reference of our report on the financial statements of Penn Mar Bancshares, Inc. (A Development Stage Company) as of December 31, 1999 and for the three months then ended, and to the reference to our firm under the heading "Experts" in the Company's Registration Statement on Form SB-2.

                                             /s/ Rowles & Company, LLP

Baltimore, Maryland
February 7, 2001